Exhibit 99.5

MATCH GROUP, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Overview

The unaudited pro forma combined statement of operations for the year ended December 31, 2014 and nine months ended September 30, 2014 and 2015 presents the acquisition of PlentyOfFish (as defined below) and the Exchange Offer (as defined below), borrowings under the Term Loan Facility (as defined below) and the related application of proceeds as if they had been completed as of January 1, 2014.  The unaudited pro forma combined balance sheet as of September 30, 2015 presents the acquisition of PlentyOfFish and the Exchange Offer, borrowings under the Term Loan Facility and the related application of proceeds as if they had been completed as of September 30, 2015. The pro forma adjustments give effect to the acquisition of PlentyOfFish and the Exchange Offer, borrowings under the Term Loan Facility and the related application of proceeds, as described below.

The unaudited pro forma combined financial statements were prepared using:

(i)	the historical combined financial statements of Match Group, Inc. and Subsidiaries for the year ended December 31, 2014 and the nine months ended September 30, 2014 and 2015; and

(ii)

the historical consolidated financial statements of PlentyofFish Media Inc. and Subsidiaries for the year ended December 31, 2014, the nine months ended September 30, 2014 and the six months ended June 30, 2015.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and Match Group management believes such assumptions are reasonable.

These unaudited pro forma combined financial statements are for informational purposes and are not necessarily indicative of Match Group’s results of operations or financial condition had the acquisition of PlentyOfFish and the Exchange Offer, borrowings under the Term Loan Facility and the related application of proceeds been completed on the dates assumed or generally.

Acquisition of PlentyOfFish

On July 13, 2015, Match Group entered into a stock purchase agreement to acquire all of the outstanding equity interests in PlentyofFish Media, Inc. (“PlentyOfFish”) for aggregate consideration of $575.0 million, subject to a customary post-closing adjustment based on, among other things, the amount of working capital in the business at the closing date. The acquisition price will be allocated to the fair value of the assets acquired and liabilities assumed.

The fair value of the assets acquired and liabilities assumed are based upon preliminary estimates. Accordingly, the purchase price allocation and pro forma adjustments are subject to further adjustments as additional information becomes available and additional analyses are performed, and each further adjustment may be material.

The Exchange Offer and Term Loan Facility

The pro forma information has been prepared assuming:

•                  $500.0 million of Match Notes (as defined below) are issued;

•                  $800.0 million of borrowings under the Term Loan Facility; and

•                  no amounts are drawn under the $500.0 million Match Credit Agreement.

The $800 million in proceeds under the Term Loan Facility are assumed to be used as follows:

•                  repayment of $185.4 million of related party debt of Match Group;

•                  distribution of $540.8 million in cash to IAC;

•                  retention of $50.0 million for general corporate purposes; and

•                  payment of $23.7 million in fees and expenses associated with the Term Loan Facility, the Match Notes and the Match Credit Agreement.

Definitions

“Exchange Offer” means the private offer commenced on October 16, 2015 by Match Group to eligible holders to exchange any and all of $500 million aggregate principal amount of outstanding 4.75% Senior Notes due 2022 issued by the Registrant for up to $500 million aggregate principal amount of new 6.75% Senior Notes due 2022 issued by Match Group (the “Match Notes”).

“Match Credit Agreement” means the credit agreement entered into by Match Group on October 7, 2015, which provides for a five-year $500 million revolving credit facility.  The obligations under the Match Credit Agreement are guaranteed by certain of Match’s subsidiaries (the “Match Subsidiary Guarantors”) and are secured by liens on certain stock held by Match and the Match Subsidiary Guarantors.

“Term Loan Facility” means a term loan facility under the Match Credit Agreement, which Match Group expects to be incurred as an incremental term loan facility under the Match Credit Agreement.  This facility may initially be incurred by an escrow borrower and may be governed by an escrow credit agreement until the obligations under the facility are assumed by Match Group.  This facility is expected to have covenants substantially the same as those applicable to the Match Credit Agreement, except that it is also expected to have an excess cash flow sweep, asset sale and event of loss prepayment requirements, 1.00% annual amortization, a seven year maturity and other customary terms for a term loan facility.

Match Group, Inc.

Unaudited pro forma combined balance sheet

September 30, 2015

(In thousands, except share data)	Match Group Historical	PlentyOfFish Historical	Acquisition Pro Forma Adjustments	Note	Subtotal	Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$282,543	$21,289	$(11,489)	(a)		$800,000	(g)
			22,523	(a)		(185,429)	(g)
			(32,323)	(a)		(23,745)	(g)
			(230,000)	(b)	$52,543	(540,826)	(g)	$102,543
Accounts receivable, net of allowance	59,212	4,120	—		63,332	—		63,332
Other current assets	45,041	2,899	—		47,940	—		47,940
Total current assets	386,796	28,308	(251,289)		163,815	50,000		213,815
Property and equipment, net	42,586	3,728	—		46,314	—		46,314
Goodwill	805,969	—	491,888	(b)	1,297,857	—		1,297,857
Intangible assets, net	200,516	—	78,500	(b)	279,016	—		279,016
Receivables from related parties	—	22,523	(22,523)	(a)	—	—		—
Long-term investments	65,156	—	—		65,156	—		65,156
Other non-current assets	14,024	1,154	(149)	(b)	15,029	16,731	(h)	31,760
TOTAL ASSETS	$1,515,047	$55,713	$296,427		$1,867,187	$66,731		$1,933,918
LIABILITIES AND SHAREHOLDER EQUITY
LIABILITIES:
Accounts payable	$20,348	$1,107	$—		$21,455	$—		$21,455
Deferred revenue	156,225	13,005	(13,005)	(b)	156,225	—		156,225
Accrued expenses and other current liabilities	93,221	2,860	(2,429)	(b)	93,652	—		93,652
Total current liabilities	269,794	16,972	(15,434)		271,332	—		271,332
Long-term debt—related party	185,429	—	—		185,429	(185,429)	(g)	—
Long-term debt	—	—	—		—	500,000	(f)
						800,000	(g)	1,300,000
Income taxes payable	9,836	524	—		10,360	—		10,360
Deferred income taxes	41,528	—	5,078	(b)	46,606	—		46,606
Other long-term liabilities	39,400	—	—		39,400	—		39,400
Redeemable noncontrolling interests	6,914	—	—		6,914	—		6,914
Redeemable preferred stock	—	11,489	(11,489)	(a)	—	—		—
Contingencies and commitments
Shareholder Equity:
Class A, B, C and D shares no par value; no maximum shares authorized; no shares issued or outstanding	—	—	—		—	—		—
Class E, no par value, no maximum shares authorized; 1,000,000 shares issued and outstanding	—	—	—		—	—		—
Invested capital	1,091,346	—	345,000	(b)	1,436,346	(500,000)	(f)
						(540,826)	(g)
						(7,014)	(h)	388,506
Additional paid-in capital	—	1,417	(1,417)	(b)	—	—		—
Retained earnings	—	25,311	(32,323)	(a)
			7,012	(b)	—	—		—
Accumulated other comprehensive loss	(129,200)	—	—		(129,200)	—		(129,200)
Total Match Group, Inc. shareholder equity	962,146	26,728	318,272		1,307,146	(1,047,840)		259,306
Noncontrolling interest	—	—	—		—	—		—
Total shareholder equity	962,146	26,728	318,272		1,307,146	(1,047,840)		259,306
TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$1,515,047	$55,713	$296,427		$1,867,187	$66,731		$1,933,918

See notes to unaudited pro forma combined financial statements.

Match Group, Inc.

Unaudited pro forma combined statement of operations

nine months ended September 30, 2015

(In thousands)	Match Group Historical	PlentyOfFish Historical	Acquisition Pro Forma Adjustments	Note	Subtotal	Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Pro Forma
Revenue	$752,857	$56,026	$(501)	(e)	$808,382	$—		$808,382
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	131,118	5,308	—		136,426	—		136,426
Selling and marketing expense	289,844	10,806	(501)	(e)	300,149	—		300,149
General and administrative expense	121,303	5,986	(1,633)	(d)	125,656	—		125,656
Product development expense	50,740	836	—		51,576	—		51,576
Depreciation	19,804	1,737	—		21,541	—		21,541
Amortization of intangibles	14,130	—	805	(c)	14,935	—		14,935
Total operating costs and expenses	626,939	24,673	(1,329)		650,283	—		650,283
Operating income	125,918	31,353	828		158,099	—		158,099
Interest expense—third party	—	—	—		—	(54,293)	(i)	(54,293)
Interest expense—related party	(6,879)	—	—		(6,879)	6,415	(j)	(464)
Other income (expense), net	8,341	(360)	—		7,981	—		7,981
Earnings from continuing operations before income taxes	127,380	30,993	828		159,201	(47,878)		111,323
Income tax provision	(42,632)	(8,058)	(395)	(c), (d)	(51,085)	18,035	(i), (j)	(33,050)
Net earnings	84,748	22,935	433		108,116	(29,843)		78,273
Net loss attributable to noncontrolling interests	42	—	—		42	—		42
Net earnings attributable to Match Group, Inc’s shareholder	$84,790	$22,935	$433		$108,158	$(29,843)		$78,315

See notes to unaudited pro forma combined financial statements.

Match Group, Inc.

Unaudited pro forma combined statement of operations

nine months ended September 30, 2014

(In thousands)	Match Group Historical	PlentyOfFish Historical	Acquisition Pro Forma Adjustments	Note	Subtotal	Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Pro Forma
Revenue	$649,272	$38,520	$(661)	(e)	$687,131	$—		$687,131
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	82,079	3,103	—		85,182	—		85,182
Selling and marketing expense	271,236	4,969	(661)	(e)	275,544	—		275,544
General and administrative expense	74,351	6,246	—		80,597	—		80,597
Product development expense	36,614	766	—		37,380	—		37,380
Depreciation	17,122	1,345	—		18,467	—		18,467
Amortization of intangibles	6,841	—	8,605	(c)	15,446	—		15,446
Total operating costs and expenses	488,243	16,429	7,944		512,616	—		512,616
Operating income	161,029	22,091	(8,605)		174,515	—		174,515
Interest expense—third party	—	—	—		—	(54,293)	(i)	(54,293)
Interest expense—related party	(23,214)	—	—		(23,214)	5,168	(j)	(18,046)
Other income, net	8,628	1,047	—		9,675	—		9,675
Earnings from continuing operations before income taxes	146,443	23,138	(8,605)		160,976	(49,125)		111,851
Income tax provision	(46,434)	(6,078)	2,237	(c)	(50,275)	18,434	(i), (j)	(31,841)
Net earnings	100,009	17,060	(6,368)		110,701	(30,691)		80,010
Net earnings attributable to noncontrolling interests	(522)	—	—		(522)	—		(522)
Net earnings attributable to Match Group, Inc’s. shareholder	$99,487	$17,060	$(6,368)		$110,179	$(30,691)		$79,488

See notes to unaudited pro forma combined financial statements.

Match Group, Inc.

Unaudited pro forma combined statement of operations

Year Ended December 31, 2014

(In thousands)	Match Group Historical	PlentyOfFish Historical	Acquisition Pro Forma Adjustments	Note	Subtotal	Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Pro Forma
Revenue	$888,268	$54,126	$(886)	(e)	$941,508	$—		$941,508
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	120,024	4,553	—		124,577	—		124,577
Selling and marketing expense	335,107	7,486	(886)	(e)	341,707	—		341,707
General and administrative expense	117,890	8,480	—		126,370	—		126,370
Product development expense	49,738	1,029	—		50,767	—		50,767
Depreciation	25,547	2,010	—		27,557	—		27,557
Amortization of intangibles	11,395	—	8,873	(c)	20,268	—		20,268
Total operating costs and expenses	659,701	23,558	7,987		691,246	—		691,246
Operating income	228,567	30,568	(8,873)		250,262	—		250,262
Interest expense—third party	—	—	—		—	(72,390)	(i)	(72,390)
Interest expense—related party	(25,541)	—	—		(25,541)	7,396	(j)	(18,145)
Other income, net	12,610	965	—		13,575	—		13,575
Earnings from continuing operations before income taxes	215,636	31,533	(8,873)		238,296	(64,994)		173,302
Income tax provision	(67,277)	(8,260)	2,307	(c)	(73,230)	24,232	(i), (j)	(48,998)
Net earnings	148,359	23,273	(6,566)		165,066	(40,762)		124,304
Net earnings attributable to noncontrolling interests	(595)	—	—		(595)	—		(595)
Net earnings attributable to Match Group, Inc’s. shareholder	$147,764	$23,273	$(6,566)		$164,471	$(40,762)		$123,709

See notes to unaudited pro forma combined financial statements.

Match Group, Inc.

Notes to unaudited pro forma combined

financial statements

Note 1—Basis of presentation — availability of PlentyOfFish financial information:

PlentyOfFish is a private Canadian company and is not subject to public company reporting requirements.  The latest period for which consolidated financial statements are available is as of and for the six months ended June 30, 2015.  The unaudited pro forma combined financial statements were prepared using the following historical financial information for PlentyofFish Media Inc. and Subsidiaries:

(i)	the unaudited consolidated balance sheet of PlentyofFish Media Inc. and Subsidiaries as of June 30, 2015;
(ii)	the unaudited consolidated statement of operations of PlentyofFish Media Inc. and Subsidiaries for the trailing nine months ended June 30, 2015;
(iii)	the unaudited consolidated statement of operations of PlentyofFish Media Inc. and Subsidiaries for the nine months ended September 30, 2014; and
(iv)	the audited consolidated statement of operations of PlentyofFish Media Inc. and Subsidiaries for the year ended December 31, 2014.

The historical financial information of PlentyOfFish was prepared in accordance with U.S. GAAP and in Canadian dollars.  The historical financial information was translated from Canadian dollars to U.S. dollars using the following historical exchange rates:

CAD/U.S.
Period end exchange rate as of June 30, 2015 (balance sheet)	0.8101
Average exchange rate for the trailing nine months ended June 30, 2015 (statement of operations)	0.8355
Average exchange rate for the nine months ended September 30, 2014 (statement of operations)	0.9151
Average exchange rate for the year ended December 31, 2014 (statement of operations)	0.9070

Note 2—Adjustments related to the PlentyOfFish acquisition:

(a)              To reflect PlentyOfFish transactions that will occur immediately prior to the closing of the acquisition: (1) the redemption of redeemable preferred stock; (2) the settlement of related party receivables; and (3) the distribution of cash to owners.

(b)              To reflect the acquisition of PlentyOfFish by Match Group. The acquisition is expected to close in the fourth quarter of 2015 and is being reflected in the unaudited pro forma combined balance sheet as if it had occurred on June 30, 2015.  The $575.0 million purchase price is expected to be funded through a combination of $75.0 million of cash on hand and a $500.0 million cash contribution from IAC to Match Group; $155.0 million of the $500.0 million contribution from IAC was funded prior to September 30, 2015 and is reflected in the Match Group combined balance sheet as of September 30, 2015.  Match Group is in the process of preparing a preliminary allocation of the purchase price to the fair value of the assets acquired and liabilities assumed.

The funding of the acquisition and the purchase price allocation for the transaction is as follows:

(In thousands)
Calculation of allocable purchase price
Capital contribution from IAC prior to September 30, 2015	$155,000
Cash on hand	75,000
Subtotal	230,000
Capital contribution from IAC after September 30, 2015	345,000
Total purchase price	575,000
Net liabilities assumed	5,595
Purchase price in excess of net liabilities assumed	$580,595
Allocation of purchase price
Adjust deferred revenue to fair value	$13,005
Adjust income taxes payable to fair value	2,429
Record fair value of definite- and indefinite-lived intangible assets	78,500
Record deferred income taxes:
Write-off existing net deferred tax asset	(149)
Establish deferred tax liability	(5,078)
Goodwill	491,888
Total	$580,595

(c)               To reflect the amortization expense associated with the preliminary valuation of the definite-lived intangible assets acquired by Match Group in connection with its acquisition of PlentyOfFish. The assets are being amortized on a straight-line basis based on their estimated useful lives.  The average useful lives range from 0.5 to 5 years. If the fair value assigned to the definite-lived intangible assets were 10% higher, amortization expense would be $0.9 million and $0.1 million higher in the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively. The income tax effect is calculated at 26%.

(d)              To reflect the elimination of costs incurred by Match Group related to the acquisition of PlentyOfFish for the nine month period ended September 30, 2015 as they are not expected to have a continuing impact on the combined results. The income tax effect is calculated at 37%.

(e)               To reflect the elimination of intercompany revenue between Match Group and PlentyOfFish. The related accounts receivable and accounts payable between Match Group and PlentyOfFish are immaterial.

Note 3 — Adjustments related to The Exchange Offer and Term Loan Facility:

(f)           To reflect the issuance of $500.0 million of Match Notes.

(g)          To reflect $800.0 million of borrowings under the Term Loan Facility and the related application of proceeds: repayment of $185.4 million of related party debt of Match Group; distribution of $540.8 million in cash to IAC/InterActiveCorp; the retention of $50.0 million for general corporate purposes; and the payment of $23.7 million in fees and expenses associated with the Term Loan Facility, the Match Notes and the Match Credit Agreement.

(h)         To reflect capitalized fees and expenses of $16.7 million related to the Term Loan Facility and Match Credit Agreement and $7.0 million expensed related to the Match Notes.

(i)             To reflect: (1) the interest expense related to the Match Notes and borrowings under the Term Loan Facility at an assumed combined interest rate of 5.25%; (2) the amortization of fees and expenses related to the Term Loan Facility and the Match Credit Agreement; and (3) fees for maintenance of the Match Credit Agreement and the related income tax effect.  The income tax effect is calculated at 37%.

If the assumed interest rate changed by 0.25%, interest expense for the nine months ended September 30, 2014 and 2015 would increase or decrease by $2.4 million and interest expense for the year ended December 31, 2014 would increase or decrease by $3.3 million.

(j)            To reflect the elimination of related party interest expense and the related income tax effect.  The income tax effect is calculated at 32%.